Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for Second Quarter 2009
Middletown, NY — August 7, 2009 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three and six months ended June 30, 2009. Mediacom Communications will hold a teleconference today at 10:30 a.m. Eastern Time to discuss its financial results. A live broadcast of the teleconference can be accessed through our web site at www.mediacomcc.com.
Pro Forma Second Quarter 2009 Financial Highlights *
•	Revenues increased 6.0% to $364.5 million[1]

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) grew 6.6% to $136.8 million[1,2]

•	Revenue generating units (“RGUs”) grew 7,000 for the quarter and 168,000 year-over-year, or a 6.0% annual gain[1]
Actual Second Quarter 2009 Financial Highlights *
•	Revenues increased 4.3% to $364.5 million

•	Adjusted OIBDA rose 5.1% to $136.8 million[2]

•	Operating income increased 11.1% to $77.1 million

•	Free cash flow rose 480% to $31.1 million, or $0.46 per basic weighted average share
“In one of the most difficult economic environment in decades, Mediacom continued to produce solid financial results,” stated Rocco B. Commisso, Mediacom’s Chairman and CEO. “Our healthy growth rates in revenues and Adjusted OIBDA, along with tight control of operating costs and capital expenditures, enabled us to achieve record free cash flow. For the first half, we have already generated over $62 million of after-tax free cash flow — a five-fold increase from the same period last year — representing about $0.84 per basic weighted average share. Consequently, we are comfortable raising our full-year free cash flow per share guidance by 30% to at least $1.30 per share. Finally, I am pleased to note that the application of our free cash flow to reduce outstanding debt helped our Company achieve in the second quarter the lowest level of debt leverage since the year 2000, despite the significant debt incurred this past February to fund the Morris Transaction.”

*	See Notes on Page 3 regarding pro forma presentation and Adjusted OIBDA.

Revised Full Year 2009 Guidance
Based on the strength of our performance to date and the outlook for the remainder of the year, we are raising our full year 2009 financial guidance as follows:
•	Free Cash Flow of at least $1.30 per share; it was previously set at about $1.00 per share
As previously announced, revenue and Adjusted OIBDA are expected to increase on a full year basis, although at reduced growth rates than achieved in 2008, and capital expenditures are expected to decline 20 — 25% on a full year basis from 2008.
Three Months Ended June 30, 2009 Compared to Pro Forma Three Months Ended June 30, 2008
Operating results and year-over-year changes in the narrative below are presented on a pro forma basis for the three months ended June 30, 2008, to take into account our contribution of non-strategic cable systems under the Exchange Agreement, with affiliates of Morris Communications Company, LLC. The Exchange Agreement closed in February 2009. See “Morris Transaction” below for information regarding the Exchange Agreement. As of the contribution date, these cable systems served approximately 25,000 basic subscribers and 51,000 RGUs. For all periods presented, see Table 8 for pro forma summary operating statistics, Table 9 for the pro forma presentation of operating data and Table 10 for a reconciliation of actual and pro forma operating data.
Revenues rose 6.0% to $364.5 million, largely due to a 6.0% year-over-year increase in RGUs.
•	Video revenues increased 2.8%, primarily due to digital customer growth and, to a lesser extent, higher service fees from our advanced video products and services, including DVRs and HDTV. During the quarter, we lost 15,000 basic subscribers and, year-over-year, we lost 14,000 basic subscribers, representing a reduction of 1.1%.

During the quarter, we added 8,000 digital customers to end the quarter with 658,000 customers, or a 51.3% penetration of basic subscribers. Year-over-year, we gained 69,000 digital customers, representing an 11.7% growth rate. As of June 30, 2009, 36.0% of digital customers were taking DVR and/or HDTV services.

•	High-speed data revenues rose 12.0%, mainly due to a 9.4% year-over-year increase in high-speed data customers, or 65,000, and, to a lesser extent, higher unit pricing. During the quarter, we added 6,000 high-speed data customers to end the quarter with 754,000 customers, or a 27.0% penetration of estimated homes passed.

•	Phone revenues grew 27.6%, largely due to a 21.9% year-over-year increase in phone customers, or 48,000, and, to a much lesser extent, higher unit pricing. During the quarter, we added 8,000 phone customers to end the quarter with 267,000 phone customers, or a 10.4% penetration of estimated marketable phone homes.

•	Advertising revenues were down 7.6%, primarily as a result of lower local advertising sales, particularly in the automotive segment, offset in part by higher national advertising sales.
Total operating costs grew 5.6%, primarily due to increases in programming unit costs and, to a much lesser extent, higher phone service costs, offset in part by a reduction in vehicle fuel and other service related expenses and cost efficiencies in our customer service centers.
Adjusted OIBDA rose 6.6%, resulting in a margin of 37.5%, as compared to a margin of 37.3% for the same period last year. Operating income grew 12.0%, primarily due to the increase in Adjusted OIBDA.

Liquidity and Capital Resources
We have included the Condensed Statements of Cash Flows for the six months ended June 30, 2009 and 2008 in Table 4 to provide more details regarding liquidity and capital resources.
Significant sources of cash for the six months ended June 30, 2009 were:
•	Net cash flows from operating activities of $167.3 million; and

•	Net bank financing of $54.0 million.
Significant uses of cash for the six months ended June 30, 2009 were:
•	Capital expenditures of approximately $109.2 million; and

•	Funding of the cash portion totaling $110.0 million under the Exchange Agreement. See “Morris Transaction” below.
For the six months ended June 30, 2009, free cash flow rose 397.4% to $62.5 million, as compared to $12.6 million in the prior year period. See Table 7 for further detail.
Morris Transaction
On September 7, 2008, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with affiliates of Morris Communications Company. On February 13, 2009, we completed the Exchange Agreement pursuant to which we exchanged all of the outstanding shares of stock of a wholly-owned subsidiary, which held (i) non-strategic cable television systems located in Western North Carolina serving approximately 25,000 basic subscribers, and (ii) approximately $110 million in cash, for 28,309,674 shares of Mediacom Class A common stock owned by an affiliate of Morris Communications.
Financial Position
At June 30, 2009, our total net debt outstanding (total debt less cash balances) was $3.301 billion, a reduction of $30 million from the total net debt outstanding as of March 31, 2009. Our net debt leverage3 was 6.0 times as of June 30, 2009, as compared to 6.2 times for the prior year period. As of the same date, our unused credit facilities were $611.3 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of our debt arrangements. As of the date of this press release, about 78% of our total debt was at fixed interest rates or subject to interest rate protection.

Notes:

[1]	We have presented certain pro forma operating and financial information on a comparable basis to reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. These non-strategic cable systems were located in Western North Carolina, and served approximately 25,000 basic subscribers and 51,000 RGUs. See “Morris Transaction” above for information regarding the Exchange Agreement, and for the periods presented, see Table 8 for pro forma summary operating statistics, Table 9 for pro forma operating data and Table 10 for a reconciliation of actual to pro forma data.

[2]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

[3]	Calculated in accordance with our debt agreements, net debt leverage is the ratio of total debt outstanding (net of cash balances) to Adjusted OIBDA (annualized for the most recently completed quarter).

Company Description
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed data access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition for video, high-speed data and phone customers; our ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; greater than anticipated effects of economic downturns and other factors which may negatively affect our customers’ demand for our products and services; increasing programming costs and delivery expenses related to our products and services; changes in consumer preferences, laws and regulations or technology that may cause us to change our operational strategies; changes in assumptions underlying our critical accounting polices which could impact our results; fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter; our ability to generate sufficient cash flow to meet our debt service obligations; instability in the credit markets, which may impact our ability to refinance our debt, as our revolving credit facilities begin to expire in September 2011 and other substantial debt becomes due in 2013 and beyond, on the same or similar terms as we currently experience; and the other risks and uncertainties discussed in this press release, in our Annual Report on Form 10-K for the year ended December 31, 2008 and other reports or documents that we file from time to time with the SEC. Statements included in this press release are based upon information known to us as of the date that this press release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.

Tables:		Contact:
(1)	Consolidated Statements of Operations—three month periods	Investor Relations
(2)	Consolidated Statements of Operations—six month periods	Calvin Craib
(3)	Condensed Consolidated Balance Sheets	Senior Vice President,
(4)	Condensed Consolidated Statements of Cash Flows	Corporate Finance
(5)	Capital Expenditure Data	(845) 695-2675
(6)	Reconciliation Data — Historical
(7)	Calculation — Free Cash Flow	Media Relations
(8)	Pro Forma Summary Operating Statistics	Thomas Larsen
(9)	Pro Forma Operating Data	Vice President,
(10)	Reconciliation of Actual to Pro Forma Data	Legal and Public Affairs
(11)	Use of Non-GAAP Financial Measures	(845) 695-2754

TABLE 1
Actual Results
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,		Percent
	2009	2008	Change
Video	$233,622	$231,144	1.1%
High-speed data	88,182	80,113	10.1
Phone	28,020	22,194	26.3
Advertising	14,671	16,050	(8.6)

Total revenues	$364,495	$349,501	4.3%

Service costs	$153,836	$144,994	6.1%
SG&A expenses	66,874	67,762	(1.3)
Corporate expenses	6,950	6,601	5.3

Total operating costs	$227,660	$219,357	3.8%

Adjusted OIBDA	$136,835	$130,144	5.1%

Non-cash, share-based compensation charges	(1,833)	(1,171)	56.5
Depreciation and amortization	(57,940)	(59,641)	(2.9)

Operating income	$77,062	$69,332	11.1%

Interest expense, net	$(51,331)	$(54,035)	(5.0)%
Gain on derivatives, net	25,951	22,187	17.0
Loss on sale of cable systems, net	(410)	—	NM
Other expense, net	(2,361)	(1,983)	19.1

Income before provision for income taxes	48,911	35,501	37.8
Provision for income taxes	(14,505)	(14,569)	(0.4)

Net income	$34,406	$20,932	64.4

Basic weighted average shares outstanding	67,435	95,137
Basic earnings per share	$0.51	$0.22

Diluted weighted average shares outstanding	70,857	97,257
Diluted earnings per share	$0.49	$0.22

Adjusted OIBDA margin (a)	37.5%	37.2%
Operating income margin (b)	21.1%	19.8%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,		Percent
	2009	2008	Change
Video	$467,991	$459,650	1.8%
High-speed data	175,088	157,015	11.5
Phone	54,620	41,739	30.9
Advertising	27,234	30,775	(11.5)

Total revenues	$724,933	$689,179	5.2%

Service costs	$306,598	$285,502	7.4%
SG&A expenses	132,587	134,475	(1.4)
Corporate expenses	13,830	13,283	4.1

Total operating costs	$453,015	$433,260	4.6%

Adjusted OIBDA	$271,918	$255,919	6.3%

Non-cash, share-based compensation charges	(3,577)	(2,486)	43.9%
Depreciation and amortization	(116,708)	(119,485)	(2.3)

Operating income	$151,633	$133,948	13.2%

Interest expense, net	$(100,252)	$(108,624)	(7.7)%
Gain (loss) on derivatives, net	24,280	(1,886)	NM
Gain (loss) on sale of cable systems, net	13,781	(170)	NM
Other expense, net	(4,826)	(3,833)	25.9

Income before provision for income taxes	84,616	19,435	335.4
Provision for income taxes	(27,848)	(29,139)	(4.4)

Net income (loss)	$56,768	$(9,704)	NM

Basic weighted average shares outstanding	74,016	96,391
Basic earnings (loss) per share	$0.77	$(0.10)

Diluted weighted average shares outstanding	77,241	96,391
Diluted earnings (loss) per share	$0.73	$(0.10)

Adjusted OIBDA margin (a)	37.5%	37.1%
Operating income margin (b)	20.9%	19.4%

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 3
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$68,774	$67,111
Subscriber accounts receivable, net	87,942	81,086
Prepaid expenses and other assets	22,062	17,615
Deferred tax assets	7,073	8,260
Assets held for sale	—	1,693

Total current assets	$185,851	$175,765

Property, plant and equipment, net	1,467,750	1,476,287
Intangible assets, net	2,020,438	2,022,219
Other assets, net	33,472	33,785
Assets held for sale	—	10,933

Total assets	$3,707,511	$3,718,989

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$275,059	$268,574
Deferred revenue	55,998	54,316
Current portion of long-term debt	120,250	124,500
Liabilities held for sale	—	2,020

Total current liabilities	$451,307	$449,410
Long-term debt, less current portion	3,249,750	3,191,500
Deferred tax liabilities	407,311	380,650
Other non-current liabilities	25,691	44,073

Total stockholders’ deficit	(426,548)	(346,644)

Total liabilities and stockholders’ deficit	$3,707,511	$3,718,989

TABLE 4
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$167,346	$133,301

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	$(109,173)	$(134,731)

Net cash flows used in investing activities	$(109,173)	$(134,731)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
New borrowings	$513,875	566,000
Repayment of debt	(459,875)	(532,282)
Net settlement of restricted stock units	(1,518)	—
Repurchases of Class A common stock for cash	(110,000)	(22,389)
Proceeds from issuance of common stock in employee stock purchase plan	548	490
Financing costs	—	(11,426)
Other financing activities (including book overdrafts)	460	23,250

Net cash flows (used in) provided by financing activities	$(56,510)	$23,643

Net increase in cash	1,663	22,213
CASH AND CASH EQUIVALENTS, beginning of period	67,111	19,388

CASH AND CASH EQUIVALENTS, end of period	$68,774	$41,601

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$102,156	$107,177

NON-CASH TRANSACTION — FINANCING:
Assets held for sale exchanged for Class A common stock	$29,284	$—

TABLE 5
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Customer premise activity	$56,149	$68,896
Commercial	3,640	3,215
Scalable infrastructure	20,750	23,493
Line extensions	4,981	9,950
Upgrade/Rebuild	14,504	17,426
Support capital	9,149	11,751

Total	$109,173	$134,731

TABLE 6
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Adjusted OIBDA	$136,835	$130,144
Non-cash, share-based compensation charges	(1,833)	(1,171)
Depreciation and amortization	(57,940)	(59,641)

Operating income	$77,062	$69,332

	Six Months Ended
	June 30,
	2009	2008
Adjusted OIBDA	$271,918	$255,919
Non-cash, share-based compensation charges	(3,577)	(2,486)
Depreciation and amortization	(116,708)	(119,485)

Operating income	$151,633	$133,948

TABLE 6
(Continued)
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Free cash flow	$62,493	$12,564
Capital expenditures	109,173	134,731
Other expense, net	(508)	(1,195)
Change in assets and liabilities, net	(3,812)	(12,799)

Net cash flows provided by operating activities	$167,346	$133,301

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
TABLE 7
Calculation — Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Adjusted OIBDA	$136,835	$130,144
Capital expenditures	(54,395)	(70,741)
Interest expense, net	(51,331)	(54,035)

Free cash flow	$31,109	$5,368

	Six Months Ended
	June 30,
	2009	2008
Adjusted OIBDA	$271,918	$255,919
Capital expenditures	(109,173)	(134,731)
Interest expense, net	(100,252)	(108,624)

Free cash flow	$62,493	$12,564

TABLE 8
Pro Forma Summary Operating Statistics(a)
(Unaudited)

	June 30,	March 31,	June 30,
	2009	2009	2008
Estimated homes passed	2,790,000	2,790,000	2,776,000

Total revenue generating units (RGUs)(b)	2,961,000	2,954,000	2,793,000
Quarterly RGU additions	7,000	59,000	39,000

Customer relationships(c)	1,378,000	1,382,000	1,380,000

Video
Basic subscribers	1,282,000	1,297,000	1,296,000
Quarterly basic subscriber (losses) additions	(15,000)	4,000	(5,000)
Digital customers	658,000	650,000	589,000
Quarterly digital customer additions	8,000	17,000	14,000
Digital penetration(d)	51.3%	50.1%	45.4%

High-speed data
High-speed data customers	754,000	748,000	689,000
Quarterly high-speed data customer additions	6,000	24,000	13,000
High-speed data penetration(e)	27.0%	26.8%	24.8%

Phone
Estimated marketable phone homes(f)	2,564,000	2,564,000	2,535,000
Phone customers	267,000	259,000	219,000
Quarterly phone customer additions	8,000	14,000	17,000
Phone penetration(g)	10.4%	10.1%	8.6%

Average total monthly revenue per basic subscriber(h)	$94.22	$92.08	$88.27

(a)	Pro forma results reflect disposition of non-strategic cable systems under the Exchange Agreement as if they occurred on December 31, 2007. The data in the chart below reflects actual operating statistics for the disposed cable systems as of June 30, 2008.

Actual
June 30,
2008
Estimated homes passed	64,000

Basic subscribers	25,000
Digital customers	10,000
High-speed data customers	13,000
Phone customers	3,000

Total RGUs	51,000

(b)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(c)	Represents the total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(d)	Represents digital customers as a percentage of basic subscribers.

(e)	Represents data customers as a percentage of estimated homes passed.

(f)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(g)	Represents phone customers as a percentage of estimated marketable phone homes.

(h)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.

TABLE 9
Pro Forma Operating Data(a)
(All amounts in thousands)
(Unaudited)

	Three Months Ended
	June 30,		Percent
	2009	2008	Change
Video	$233,622	$227,273	2.8%
High-speed data	88,182	78,731	12.0
Phone	28,020	21,954	27.6
Advertising	14,671	15,886	(7.6)

Total revenues	$364,495	$343,844	6.0%

Service costs	$153,836	$142,277	8.1%
SG&A expenses	66,874	66,650	0.3
Corporate expenses	6,950	6,601	5.3

Total operating costs	$227,660	$215,528	5.6%

Adjusted OIBDA	$136,835	$128,316	6.6%

Non-cash, share-based compensation charges	(1,833)	(1,171)	56.5
Depreciation and amortization	(57,940)	(58,313)	(0.6)

Operating income	$77,062	$68,832	12.0%

	Six Months Ended
	June 30,		Percent
	2009	2008	Change
Video	$466,204	$451,987	3.1%
High-speed data	174,387	154,304	13.0
Phone	54,459	41,332	31.8
Advertising	27,161	30,461	(10.8)

Total revenues	$722,211	$678,084	6.5%

Service costs	$305,237	$279,914	9.0%
SG&A expenses	132,089	132,303	(0.2)
Corporate expenses	13,830	13,282	4.1

Total operating costs	$451,156	$425,499	6.0%

Adjusted OIBDA	$271,055	$252,585	7.3%

Non-cash, share-based compensation charges	(3,577)	(2,486)	43.9
Depreciation and amortization	(116,708)	(117,011)	(0.3)

Operating income	$150,770	$133,088	13.3%

(a)	Pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007.

TABLE 10
Reconciliation of Actual to Pro Forma Data(a)
(All amounts in thousands)
(Unaudited)

	Actual	Pro Forma	Pro Forma
	Results	Adjustments	Results
Three Months Ended June 30, 2009
Total revenues	$364,495	$—	$364,495

Operating costs (excluding depreciation and amortization)	227,660	—	227,660

Adjusted OIBDA	$136,835	$—	$136,835
Non-cash, share based compensation charges	1,833	—	1,833
Depreciation and amortization	57,940	—	57,940

Operating income	$77,062	$—	$77,062

Three Months Ended June 30, 2008
Total revenues	$349,501	$(5,657)	$343,844

Operating costs (excluding depreciation and amortization)	219,357	(3,829)	215,528

Adjusted OIBDA	$130,144	$(1,828)	$128,316
Non-cash, share based compensation charges	1,171	—	1,171
Depreciation and amortization	59,641	(1,328)	58,313

Operating income	$69,332	$(500)	$68,832

	Actual	Pro Forma	Pro Forma
	Results	Adjustments	Results
Six Months Ended June 30, 2009
Total revenues	$724,933	$(2,722)	$722,211

Operating costs (excluding depreciation and amortization)	453,015	(1,859)	451,156

Adjusted OIBDA	$271,918	$(863)	$271,055
Non-cash, share based compensation charges	3,577	—	3,577
Depreciation and amortization	116,708	—	116,708

Operating income	$151,633	$(863)	$150,770

Six Months Ended June 30, 2008
Total revenues	$689,179	$(11,095)	$678,084

Operating costs (excluding depreciation and amortization)	433,260	(7,761)	425,499

Adjusted OIBDA	$255,919	$(3,334)	$252,585
Non-cash, share based compensation charges	2,486	—	2,486
Depreciation and amortization	119,485	(2,474)	117,011

Operating income	$133,948	$(860)	$133,088

(a)	Pro forma adjustments and pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. The Exchange Agreement was completed on February 13, 2009.

TABLE 11
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate our performance and to forecast future results. We believe Adjusted OIBDA is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of our non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate our ability to service our debt and to fund continued growth with internally generated funds. We believe Free Cash Flow, and Free Cash Flow per share, is useful for investors for the same reasons and provides measures that can be used to analyze, value and compare companies in the cable television industry. Our definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income, net income or net loss as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6. We are unable to reconcile these non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain events, such as the initiation of depreciation relative to network construction projects, or changes in working capital.